Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
Paul G. Saari
Chief Financial Officer
(800) 497-7659
ATLANTIS PLASTICS ANNOUNCES
THIRD QUARTER 2007 RESULTS
ATLANTA, GA — (November 20, 2007) Atlantis Plastics, Inc. (NASDAQ: ATPL) today announced its operating results for the third quarter and nine months ended September 30, 2007. Net sales for the third quarter of 2007 were $103.5 million, compared with $108.3 million for the third quarter of 2006. Operating loss was ($11.0) million in the third quarter of 2007, compared with operating income of $2.3 million in the third quarter of 2006. Net loss for the third quarter of 2007 was ($13.9) million, or ($1.68) per diluted share compared with net loss of ($1.8) million, or ($0.21) per diluted share, in the third quarter of 2006.
Net sales for the first nine months of 2007 were $308.4 million, compared with $328.6 million for the comparable period of 2006. Operating loss was ($3.7) million for the first nine months of 2007 compared with operating income of $13.0 million for the same period in 2006. Net loss for the first nine months of 2007, was ($16.6) million, or ($2.01) per diluted share, compared with net loss of ($1.0) million, or ($0.12) per diluted share, for the comparable period of 2006.
In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, (“SFAS 142”), the Company performed a goodwill impairment test as of September 30, 2007. As a result of this test, the Company has recorded a non-cash goodwill impairment charge of $12.9 million related to its Profile Extrusion segment. Key factors driving the impairment include the continuing severity of the downturn in market conditions in the housing and recreational vehicle sectors.
In the Company’s Plastic Films segment, net sales decreased 2% in the third quarter of 2007, compared with the third quarter of 2006, and decreased 3% in the first nine months of 2007, compared with the first nine months of 2006. Plastic Films’ sales volume (measured in pounds) remained flat for the third quarter of 2007, compared with the third quarter of 2006, and increased 6% in the first nine months of 2007, compared with the first nine months of 2006.
In the Injection Molding segment, net sales for the quarter ended September 30, 2007 and the first nine months of 2007 decreased 10% and 11%, respectively, compared with the third quarter of 2006, and the first nine months of 2006. In the Profile Extrusion segment, net sales for the third quarter of 2007 decreased 8% compared with the third quarter of 2006, and decreased 15% in the first nine months of 2007 compared with the first nine months of 2006.
Atlantis’ gross margin and operating margin, as a percent of net sales, for the third quarter of 2007 was 10% and (11%), respectively, compared with 10% and 2%, respectively, for the comparable period in 2006. Atlantis’ gross margin and operating margin, as a percent of net sales, for the first nine months of 2007 were 11% and (1%), respectively, compared with 12% and 4%, respectively, for the comparable period in 2006. Excluding the effect of the goodwill impairment, Atlantis’ operating margin, as a percent of net sales, was 2% and 3%, respectively, for the third quarter and nine months ended September 30, 2007.
Adjusted EBITDA for the third quarter of 2007 was $5.5 million, compared with $6.4 million for the third quarter of 2006. Adjusted EBITDA for the first nine months of 2007 was $22.2 million, compared with $24.4 million for the first nine months of 2006. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, goodwill impairment charge, non-cash share-based compensation, management fees and expenses, and severance and restructuring expenses. Net debt (total debt less cash) at September 30, 2007 was $213.7 million compared with $206.7 million at December 31, 2006.
Selling, general and administrative expenses for the third quarter of 2007 and the third quarter of 2006 were $8.2 million. Selling, general and administrative expenses for the first nine months of 2007 were $25.1 million compared with $25.0 million for the first nine months of 2006.
Net interest expense for the third quarter of 2007 was $7.1 million, compared with $5.1 million for the third quarter of 2006. Net interest expense for the first nine months of 2007 was $18.7 million, compared with $14.7 million for the first nine months of 2006. Both increases were a result of an increase in the average interest rate and, to a lesser extent, a higher debt level.
The Company is in default of certain financial covenants under its secured credit facility and industrial development bonds. The Company is working with its lenders to obtain a waiver of the default and appropriate amendments to the credit facility. The Company believes it will be successful in its negotiations; however, this cannot be assured and in the event the Company is unable to negotiate an appropriate amendment and waiver with its lenders, and the repayment of the debt is accelerated, the Company would be required to raise additional funds through the sale of assets, subsidiaries or securities. There can be no assurance that any of these sources of funds would be available in amounts sufficient for the Company to meet its obligations or on acceptable terms.
Bud Philbrook, President and Chief Executive Officer, said, “In the third quarter of 2007, our operating results were negatively impacted by the continuing weakness in the housing and construction markets. For the quarter, our adjusted EBITDA was $5.5 million compared with $6.4 million generated in the third quarter of 2006.
“In our Plastic Films segment, pounds shipped were relatively flat for the quarter and were up 6% for the nine months ended September 30, 2007 compared with the same period in 2006. Operating results were strong, with operating profit down 11% for the quarter but up 34% for the nine months ended September 30, 2007. While 2007 has been characterized by ever-increasing resin prices, our Plastic Films segment has delivered excellent operating results. The new 7-layer blown film line in the Mankato, Minnesota plant is fully meeting expectations. As we move forward, we will continue to focus on our value added product lines, expanding our distribution channels and concentrating on margin protection during this challenging period of resin price volatility.
“Our Injection Molding segment operating results were negatively impacted by continuing weakness in the housing sector and, to a lesser degree, operational inefficiencies at our Alamo, Texas manufacturing facility. For the third quarter, net sales decreased 10% and gross margin decreased 55% from the third quarter of 2006. The nine months results include approximately $1.0 million in costs incurred to close our Warren, Ohio manufacturing facility and approximately $0.5 million of consulting costs incurred to complete operational improvement plans at our Alamo, Texas and Ft. Smith, Arkansas manufacturing facilities. The projects at both plants are now complete, and we expect the implemented operational initiatives will generate approximately $2.0 million in savings in 2008. Though residential construction markets remain in the doldrums, we continue to expand distribution of the Cedarway® specialty siding line. Market acceptance of our proprietary eight foot panel continues to be very encouraging.
“In our Profile Extrusion segment we are seeing continued weakness in the recreational vehicle (RV) and residential construction markets, with net sales off 8% for the quarter and off 15% for the year. While we are disappointed with the current volumes, we have made significant progress in improving our manufacturing cost model. Excluding the goodwill impairment charge, improvements in labor productivity and reductions in scrap rates resulted in a $1.0 million improvement in operating income for the quarter (on the 8% lower revenue) compared to the same period in 2006. While we do not see near-term improvements in either the RV or residential construction markets, realized improvements in manufacturing efficiencies have enhanced our competitive position through heightened customer satisfaction and an improved operating cost model.”
Atlantis Plastics, Inc. is a leading U.S. manufacturer of polyethylene stretch and custom films and molded plastic products. Stretch films are used to wrap pallets of materials for shipping or storage. Custom films are made-to-order specialty film products used in the industrial and packaging markets. Atlantis’ injection molded and profile extruded plastic products are used primarily in the appliance, automotive, agricultural, building supply, and recreational vehicle industries.
Statements herein regarding expected performance of the Company’s business and expected levels of demand constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are based on the Company’s current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, the Company has made assumptions regarding expected economic conditions, expected volumes and price levels of purchases by customers and raw material costs. The forward-looking statements are subject to certain risks including, among others, that the foregoing assumptions are inaccurate. There are many factors that impact these forward-looking statements that cannot be predicted accurately. These risks and uncertainties include, but are not limited to, fluctuations in plastic resin prices, the Company’s default under its Credit Facilities and its high debt level, demand fluctuations in the end markets served by the Company, the risks inherent in predicting revenue and earnings outcomes as well as other “Risk Factors” set forth in the Company’s Form 10-Q for the third quarter of 2007 filed with the Securities and Exchange Commission.
Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. The information contained herein speaks as of the date hereof and the Company does not undertake any obligation to update such information as future events unfold.

Atlantis will hold its quarterly conference call to discuss operating results today at 11:00 a.m. eastern daylight time. To participate in the conference call, please call 1-866-642-7069 (Conference Id: 25000952).
For more information, please visit www.atlantisstock.com.
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ATLANTIS PLASTICS, INC.
CONSOLIDATED STATEMENTS OF LOSS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data) (Unaudited)	2007	2006	2007	2006

Net sales	$103,544	$108,261	$308,414	$328,648

Cost of sales	93,505	97,120	272,961	289,646

Gross profit	10,039	11,141	35,453	39,002

Selling, general and administrative expenses	8,195	8,171	25,142	25,022
Goodwill impairment charge	12,854	—	12,854	—
Severance and restructuring expenses	35	655	1,119	952

Operating (loss) income	(11,045)	2,315	(3,662)	13,028

Net interest expense	(7,087)	(5,083)	(18,679)	(14,655)
Other income (expense)	74	(17)	152	96

Loss before income taxes	(18,058)	(2,785)	(22,189)	(1,531)

Benefit for income taxes	(4,149)	(1,031)	(5,591)	(567)

Net loss	$(13,909)	$(1,754)	$(16,598)	$(964)

Basic loss per share	$(1.68)	$(0.21)	$(2.01)	$(0.12)
Diluted loss per share	$(1.68)	$(0.21)	$(2.01)	$(0.12)

Weighted average number of shares used in computing earnings per share:
Basic	8,256	8,256	8,256	8,256
Diluted	8,256	8,256	8,256	8,256

ATLANTIS PLASTICS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share and per share data)	2007(1)	2006

ASSETS
Cash and cash equivalents	$457	$59
Accounts receivable (net of allowances of $1,020 and $1,280, respectively)	59,494	48,999
Inventories, net	32,804	36,999
Other current assets	6,563	5,479
Deferred income tax assets	2,270	3,108

Total current assets	101,588	94,644

Property and equipment, net	62,913	68,979
Goodwill, net of accumulated amortization and impairment	41,738	54,592
Other assets	7,780	8,673

Total assets	$214,019	$226,888

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$35,790	$31,248
Current maturities of long-term debt	214,119	1,741

Total current liabilities	249,909	32,989

Long-term debt	—	205,010
Deferred income tax liabilities	3,456	12,043
Other liabilities	1,964	1,039

Total liabilities	255,329	251,081

Commitments and contingencies	—	—

Stockholders’ deficit:
Class A Common Stock, $.0001 par value, 20,000,000 shares authorized, 6,141,009 shares issued and outstanding in 2007 and 2006	1	1
Class B Common Stock, $.0001 par value, 7,000,000 shares authorized, 2,114,814 shares issued and outstanding in 2007 and 2006	—	—
Additional paid-in capital	791	390
Note receivable from employee loan	—	(275)
Accumulated other comprehensive income (net of taxes of $179 and $706, respectively)	527	1,373
Accumulated deficit	(42,629)	(25,682)

Total stockholders’ deficit	(41,310)	(24,193)

Total liabilities and stockholders’ deficit	$214,019	$226,888

(1)	Unaudited

ATLANTIS PLASTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(In thousands) (Unaudited)	2007	2006

Operating Activities:
Net loss	$(16,598)	$(964)

Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and non-compete amortization	10,868	9,205
Goodwill impairment charge	12,854	—
Loan fee amortization	929	698
Amortization of gain realized on swap recoupon	(1,241)	(650)
Share-based compensation expense	401	284
Loss on disposal of assets	13	—
Deferred (tax benefit) income taxes	(7,221)	57
Change in operating assets and liabilities:
Accounts receivable, net	(10,495)	(675)
Inventories, net	4,195	(157)
Other current assets	(1,084)	(614)
Accounts payable and accrued expenses	4,542	(10,849)
Other assets and liabilities	475	(1,566)

Net cash used for operating activities	(2,362)	(5,231)

Investing Activities:
Capital expenditures	(4,937)	(8,194)
Proceeds from asset dispositions	212	—

Net cash used for investing activities	(4,725)	(8,194)

Financing Activities:
Net borrowings under revolving credit facility	4,600	11,600
Proceeds from issuance of long-term bonds	4,100	—
Repayments under term loans	(600)	(1,200)
Financing costs associated with Credit Facilities	(158)	(140)
Repayments on bonds	(732)	(383)
Proceeds from swap recoupon	—	3,417
Repayments on notes receivable from employee	275	—

Net cash provided by financing activities	7,485	13,294

Net increase (decrease) in cash and cash equivalents	398	(131)
Cash and cash equivalents at beginning of period	59	178

Cash and cash equivalents at end of period	$457	$47

Supplemental disclosure of non-cash activities:
Non-cash increase of accounts receivable and accounts payable in connection with supplier agreements	$23	$908

ATLANTIS PLASTICS, INC.
SEGMENT/TREND INFORMATION

	2007			2006
(In millions)	Q3	Q2	Q1	Year	Q4	Q3	Q2	Q1

PLASTIC FILMS VOLUME (pounds)	69.6	70.9	71.1	257.0	58.3	69.3	69.3	60.1

NET SALES
Plastic Films	$69.8	$68.0	$64.4	$266.9	$59.0	$71.1	$68.7	$68.1
Injection Molding	26.3	28.8	28.3	118.9	24.9	29.2	32.6	32.2
Profile Extrusion	7.4	7.9	7.5	32.9	6.1	8.0	9.3	9.5

Total	$103.5	$104.7	$100.2	$418.7	$90.0	$108.3	$110.6	$109.8

GROSS MARGIN
Plastic Films	11%	14%	16%	11%	11%	11%	11%	13%
Injection Molding	6%	7%	5%	13%	9%	12%	13%	16%
Profile Extrusion	14%	15%	15%	7%	1%	1%	14%	8%

Total	10%	12%	13%	11%	9%	10%	12%	13%

OPERATING MARGIN
Plastic Films	3%	6%	8%	4%	2%	3%	4%	5%
Injection Molding	-1%	-2%	-3%	5%	2%	4%	5%	8%
Profile Extrusion[1]	-173%	-1%	1%	-4%	-14%	-11%	4%	0%

Total	-11%	3%	4%	3%	1%	2%	4%	5%

[1]	Includes $12.9 million in goodwill impairment charge.
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

	2007			2006
(In millions)	Q3	Q2	Q1	Year	Q4	Q3	Q2	Q1

Net (loss) income	$(13.9)	$(1.5)	$(1.2)	$(4.2)	$(3.2)	$(1.8)	$—	$0.8
Net interest expense	7.1	5.9	5.7	20.2	5.5	5.1	4.9	4.7
(Benefit) provision for income taxes	(4.2)	(0.8)	(0.6)	(2.2)	(1.6)	(1.0)	—	0.4
Depreciation and amortization	3.4	3.8	3.7	12.7	3.5	3.1	3.0	3.1
Goodwill impairment charge	12.9	—	—	—	—	—	—	—
Non-cash share-based compensation	0.1	0.2	0.1	0.4	0.2	0.1	0.1	—
Management fees and expenses	—	0.1	0.3	0.9	—	0.2	0.3	0.4
Severance and restructuring expenses	0.1	0.5	0.5	1.2	0.2	0.7	0.3	—

Adjusted EBITDA	$5.5	$8.2	$8.5	$29.0	$4.6	$6.4	$8.6	$9.4

The Company believes Adjusted EBITDA is a useful metric used by management, investors, lenders and others to assess the Company’s financial operating performance, including its return on capital, by removing the impact of its capital structure (interest expense), asset base (depreciation and amortization), goodwill impairment charge, tax consequences, non-cash share-based compensation, management fees and expenses, and severance and restructuring expenses. Adjusted EBITDA is also used in the Company’s debt covenant calculations and requirements.
Adjusted EBITDA is a non-GAAP financial measure and has material limitations resulting from the exclusion of significant items that are necessary components to the operations of the Company’s business. Adjusted EBITDA should not be considered in isolation nor as an alternative to net income, cash flow from operating activities or other financial measures determined in accordance with GAAP.